                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 16, 1998


                              WEEKS REALTY, L.P.
            (Exact name of registrant as specified in its charter)


    Georgia                         011-13254                  58-2121388
    -------                         ---------                  ----------
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification No.)


                   4497 Park Drive, Norcross, Georgia 30093
                   ----------------------------------------
         (Address of principal executive offices, including zip code)


                                 (770)923-4076
                                 -------------
             (Registrant's telephone number, including area code)

Item 5.  Other Matters

On June 1, 1998, Weeks Realty, L.P. (the "Operating Partnership") closed the initial phase of an aggregate acquisition of approximately 1,923,000 square feet of industrial buildings and 67.9 net usable acres of undeveloped land located in Dallas/Ft. Worth, Texas (referred to herein as the "Dallas Acquisition Properties"). The acquisition was consummated pursuant to an Asset Purchase Agreement dated April 23, 1998 among MEPC PLC, as seller, and the Operating Partnership and certain other purchasers as described therein, as purchasers. Each purchaser agreed through the Asset Purchase Agreement to acquire specific properties from the seller.

Total acquisition consideration is estimated to be approximately $88,469,000, including closing costs and acquisition expenses, paid in cash funded through borrowings under the Operating Partnership's line of credit facility with Wachovia Bank, N.A., as agent. The final acquisition price for the four buildings to be acquired on September 30, 1998 (see discussion below) is subject to adjustment primarily based on the lease-up status of each building as of the closing date.

The June 1, 1998 initial closing consisted of five industrial buildings totaling 1,074,000 square feet and 67.9 net usable acres of undeveloped land for aggregate acquisition consideration of approximately $48,269,000 ($41,119,000 for the five buildings and $7,150,000 for the undeveloped land). These five buildings are bulk warehouses constructed between 1996 and 1998 and the buildings are 100% occupied under triple-net leases to 12 tenants. The Operating Partnership expects to continue to operate the properties as bulk warehouses held for lease to tenants.

Subject to the updating of due diligence procedures and customary closing conditions, the second closing, scheduled to occur on September 30, 1998, will include four industrial buildings, totaling approximately 849,000 square feet, currently in various stages of lease-up or construction. Under the assumption that the buildings will be acquired at a stabilized occupancy level (i.e., 95% occupancy), the aggregate acquisition consideration would be approximately $40,200,000. The actual acquisition consideration for these buildings will be based upon actual occupancy levels achieved prior to September 30, 1998, with a minimum aggregate acquisition price of approximately $32,500,000. Of the four industrial buildings, one building totaling 310,000 square feet was constructed in 1994 and the remaining three buildings totaling 539,000 square feet were completed or expected to be completed in 1997 and 1998. These buildings were on average 13% leased as of May 31, 1998. The Operating Partnership intends to operate these buildings as business distribution and bulk warehouse buildings held for lease to tenants.

The following table sets forth certain information relating to the buildings:
--------------------------------------------------------------------------------

                                 Property      Square      5/31/98      Year
Property                         Type/(1)/      Feet     Occupancy   Constructed
--------------------------------------------------------------------------------
June 1, 1998, Closing --
 Stabilized Properties
501 E. Corporate Drive              B          159,000        100%         1998
600 South Royal Lane                B          280,000        100%         1996
3101 Marquis Drive                  B          151,200        100%         1996
3102 Miller Park Street             B          283,600        100%         1996
1550 Lakeway Drive                  B          200,515        100%         1997
--------------------------------------------------------------------------------
Total/Average                                1,074,315        100%
--------------------------------------------------------------------------------
September 30, 1998, Closing --
 Lease-up Buildings
14900 Trinity Boulevard             B          310,000          0%         1994
445 South Royal Lane                B          297,902         25%         1997
1111 Northpoint Drive               D          125,103          0%         1998
2330 Chemsearch                     D          115,926         33%         1997
--------------------------------------------------------------------------------
Total Average                                  848,931         13%
--------------------------------------------------------------------------------
(1)  B=Bulk warehouse; D=Business distribution.

Item 7.  Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

        The audited historical financial statements of the Dallas Acquisition Properties required by this Item 7(a)(3) are attached hereto as Exhibit A.

(b)     Pro Forma Financial Information.

        The pro forma financial information required by this Item 7(b) is attached hereto as Exhibit B.

(c)     Exhibits.

        Exhibit #         Description
        ---------         -----------

           A              Financial statements required by Item 7 (a) (3).

           B              Pro forma financial information required by Item 7 (b)

           10.1 Asset Purchase Agreement dated April 23, 1998, among MEPC PLC and Weeks Realty, L.P. and certain other purchasers as described therein

           23.1           Consent of Independent Public Accountants

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WEEKS REALTY, L.P.
                                 Registrant

                                 By:  Weeks GP Holdings, Inc.,
                                       As General Partner


Date:  June 16, 1998             /s/ David P. Stockert
                                ---------------------------
                                 David P. Stockert
                                 Senior Vice President and
                                 Chief Financial Officer

                                 Exhibit Index


        Exhibit           Description
        -------           -----------
          A               Financial statements required by Item 7 (a) (3)

          B               Pro forma financial information required by Item 7 (b)

          10.1 Asset Purchase Agreement dated April 23, 1998, among MEPC PLC Weeks Realty, L.P. and certain purchasers as described therein


          23.1            Consent of Independent Public Accountants.

                                                                       Exhibit A

                         Dallas Acquisition Properties
                            (As Defined in Note 1)
                      Combined Statements of Revenue and
                         Certain Expenses for the Year
                          Ended December 31, 1997 and
             For the Three Months Ended March 31, 1998 (Unaudited)

                   Report of Independent Public Accountants



To Weeks Realty, L.P.

We have audited the accompanying combined statement of revenue and certain expenses of the Dallas Acquisition Properties, as defined in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Dallas Acquisition Properties after their acquisition by Weeks Realty, L.P. The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Weeks Realty, L.P.'s Form 8-K and is not intended to be a complete presentation of the Dallas Acquisition Properties' revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses (exclusive of expenses described in Note 1) of the Dallas Acquisition Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 8, 1998

                         Dallas Acquisition Properties
                            (As Defined in Note 1)
              Combined Statements of Revenue and Certain Expenses

--------------------------------------------------------------------------------
                                         Three Months             Year
                                             Ended               Ended
(In thousands)                           Mar. 31, 1997       Dec. 31, 1997
--------------------------------------------------------------------------------
                                          (Unaudited)
Revenue:
  Rental                               $         907        $        2,793
  Tenant reimbursements                          237                   719
--------------------------------------------------------------------------------
                                               1,144                 3,512
--------------------------------------------------------------------------------
Certain Expenses:
  Property operating and maintenance              53                   170
  Real estate taxes                              186                   634
--------------------------------------------------------------------------------
                                                 239                   804
--------------------------------------------------------------------------------
Revenue in Excess of Certain Expenses  $         905        $        2,708
--------------------------------------------------------------------------------

                         Dallas Acquisition Properties
         Notes To Combined Statements of Revenue and Certain Expenses

1.  Summary of Significant Accounting Policies

    Description of Real Estate Properties Acquired

    The accompanying financial statements include the combined operations (see "Basis of Presentation" below) of nine industrial properties and 67.9 usable acres of undeveloped land (the "Dallas Acquisition Properties") located in the Dallas/Ft. Worth area of Texas.

    On June 1, 1998, Weeks Realty, L.P. (the "Operating Partnership") acquired five industrial buildings totaling 1,074,315 square feet and 67.9 acres of undeveloped land for aggregate consideration of approximately $48,269,000. As part of the acquisition agreement, the Operating Partnership has also agreed, subject to the updating of due diligence procedures and customary closing conditions, to acquire an additional four industrial buildings totaling 848,931 square feet on September 30, 1998, for anticipated aggregate acquisition consideration of approximately $40,200,000. The actual acquisition consideration for these buildings will be based upon actual occupancy levels achieved prior to September 30, 1998, with a minimum aggregate acquisition price of approximately $32,500,000.

    Properties acquired and to be acquired are detailed in the table below:

--------------------------------------------------------------------------------

                                  Property   Square        Year
Property                           Type/(1)/  Feet      Constructed
--------------------------------------------------------------------
June 1, 1998, Closing
501 E. Corporate Drive              B       159,000        1998
600 South Royal Lane                B       280,000        1996
3101 Marquis Drive                  B       151,200        1996
3102 Miller Park Street             B       283,600        1996
1550 Lakeway Drive                  B       200,515        1997
--------------------------------------------------------------------
Total                                     1,074,315
--------------------------------------------------------------------
September 30, 1998, Closing
14900 Trinity Boulevard             B       310,000        1994
445 South Royal Lane                B       297,902        1997
1111 Northpoint Drive               D       125,103        1998
2330 Chemsearch                     D       115,926        1997
--------------------------------------------------------------------
Total                                       848,931
--------------------------------------------------------------------
(1)  B=Bulk warehouse; D=Business distribution.

    Basis of Presentation

    The accompanying combined financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the Dallas Acquisition Properties after their acquisition by the Operating Partnership, such as property management expenses, interest, depreciation, amortization and other costs not directly related to the future operations of the Dallas Acquisition Properties.

    The historical revenue and certain operating expenses of the above listed properties exclude the operations of one property acquired on June 1, 1998 and three properties to be acquired on September 30, 1998, as the buildings were under development and had not commenced significant rental operations during the periods presented.

    The unaudited combined financial statement for the three months ended
    March 31, 1998, has been included to comply with the applicable rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of historical revenue and certain expenses. This statement reflects all adjustments of a normal and recurring nature which are necessary to fairly state the combined statement of revenue and certain expenses. This statement is not necessarily indicative of the revenue and certain expenses of the properties for the year ended December 31, 1998.

    Use of Estimates

    The preparation of the combined statements of revenue and certain expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Revenue Recognition

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

2.  Leasing Activity

    Future minimum rentals due under noncancelable operating leases with tenants as of December 31, 1997, are as follows (in thousands):

              -----------------------------------
                   Year                Amount
              -----------------------------------
                   1998                $ 3,714
                   1999                  3,527
                   2000                  3,438
                   2001                  3,086
                   2002                  2,671
                Thereafter               8,900
              -----------------------------------
                                       $25,336
              -----------------------------------

  In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $237,000 for the three months ended March 31, 1998 (unaudited) and $719,000 for the year ended December 31, 1997. Certain leases contain options to renew.

  During the year ended December 31, 1997, 29% of rental revenues were received from one tenant, which occupied the 14900 Trinity Boulevard industrial building. Effective May 1, 1998, this tenant downsized its space requirements and relocated to the 501 E. Corporate Drive industrial building. The lease relating to the 14900 Trinity Boulevard building was terminated on April 30, 1998. Future minimum rentals listed above include rentals totaling $263,500 relating to this terminated lease and exclude aggregate future minimum rentals of $5,986,000 relating to the lease in the 501 E. Corporate Drive building. Additionally, two other tenants represented 12% and 11% of total rental revenues for the year ended December 31, 1997. Future minimum rentals include rentals from four tenants comprising 26%, 22%, 16% and 12% of aggregate future minimum rentals.

                                                                       Exhibit B

                               Weeks Realty, L.P.
           Pro Forma Condensed Consolidated Statements of Operations
                                  (Unaudited)

The unaudited pro forma condensed consolidated statements of operations are presented as if the Operating Partnership acquired the Dallas Acquisition Properties as of January 1, 1997. The combined results of operations of the Dallas Acquisition Properties for the three months ended March 31, 1998 and the year ended December 31, 1997, include the historical revenue and certain operating expenses of these properties as discussed in Note 1 to the combined statements of revenue and certain expenses included in Exhibit A. In management's opinion, all adjustments necessary to present fairly the effects of this acquisition have been made.

These unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet of the Operating Partnership included herein, the consolidated financial statements and accompanying notes thereto of the Operating Partnership included in its Annual Report on Form 10-K for the year ended December 31, 1997, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Operating Partnership included in its March 31, 1998 Quarterly Report on Form 10-Q.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Operating Partnership would have been assuming the Operating Partnership had acquired the Dallas Acquisition Properties as of the beginning of each period presented, nor do they purport to represent the results of operations for future periods.

                               Weeks Realty, L.P.
            Pro Forma Condensed Consolidated Statement of Operations
                   For the Three Months Ended March 31, 1998
                                  (Unaudited)
                     (In thousands, except per share data)

---------------------------------------------------------------------------------------------------
                                          Operating          Dallas
                                         Partnership      Acquisition      Pro Forma
                                        Historical/(a)/  Properties/(b)/  Adjustments   Pro Forma
---------------------------------------------------------------------------------------------------
Revenue
 Rental income                            $  28,345        $    907       $      --    $   29,252
 Tenant reimbursements                        3,960             237              --         4,197
 Other                                          388              --              --           388
---------------------------------------------------------------------------------------------------
  Total revenue                              32,693           1,144              --        33,837
---------------------------------------------------------------------------------------------------

Expenses
 Property operating, maintenance
  and management                              4,721              53              --         4,774
 Real estate taxes                            2,746             186              --         2,932
 Depreciation and amortization                8,361              --             357/(c)/    8,718
 Interest                                     6,102              --             869/(d)/    6,971
 General and administrative                   1,280              --              --         1,280
---------------------------------------------------------------------------------------------------
  Total expenses                             23,210             239           1,226        24,675
---------------------------------------------------------------------------------------------------

Income before equity in earnings of
 unconsolidated entities and
 interest income                              9,483             905          (1,226)        9,162

Equity in earnings of unconsolidated
 entities                                       556              --              --           556
Interest income                                 279              --              --           279
---------------------------------------------------------------------------------------------------

Net income                                   10,318             905          (1,226)        9,997

Dividends to preferred unitholders           (3,000)             --              --        (3,000)
---------------------------------------------------------------------------------------------------

Net income available to common
 unitholders                              $   7,318        $    905       $  (1,226)   $    6,997
---------------------------------------------------------------------------------------------------

Net income per common unit
 Basic                                    $    0.29              --              --    $     0.28
 Diluted                                       0.29              --              --          0.28
---------------------------------------------------------------------------------------------------

Weighted average common units
 Basic                                       24,868              --              --        24,868
 Diluted                                     25,063              --              --        25,063
---------------------------------------------------------------------------------------------------

                               Weeks Realty, L.P.
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                                  (Unaudited)
                     (In thousands, except per share data)

-------------------------------------------------------------------------------------------------------
                                                                 Dallas
                                                Company        Acquisition      Pro Forma
                                             Historical/(a)/  Properties/(b)/  Adjustments  Pro Forma
-------------------------------------------------------------------------------------------------------
Revenue
 Rental income                               $   80,419       $   2,793       $      --     $  83,212
 Tenant reimbursements                           10,387             719              --        11,106
 Other                                            1,214              --              --         1,214
-------------------------------------------------------------------------------------------------------
  Total revenue                                  92,020           3,512              --        95,532
-------------------------------------------------------------------------------------------------------

Expenses
 Property operating, maintenance
  and management                                 11,278             170              --        11,448
 Real estate taxes                                7,210             634              --         7,844
 Depreciation and amortization                   24,144              --           1,240/(c)/   25,384
 Interest                                        18,833              --           3,062/(d)/   21,895
 General and administrative                       5,068              --              --         5,068
-------------------------------------------------------------------------------------------------------
  Total expenses                                 66,533             804           4,302        71,639
-------------------------------------------------------------------------------------------------------

Income before equity in earnings of
 unconsolidated entities, interest income
 and gain on sale of real estate property        25,487           2,708          (4,302)       23,893
Equity in earnings of unconsolidated
 entities                                         1,989              --              --         1,989
Interest income                                   1,509              --              --         1,509
Gain on sale of real estate property                209              --              --           209
-------------------------------------------------------------------------------------------------------

Net income                                       29,194           2,708          (4,302)       27,600

Dividends to preferred unitholders               (2,720)             --              --        (2,720)
-------------------------------------------------------------------------------------------------------

Net income available to common
 unitholders                                 $   26,474       $   2,708       $  (4,302)    $  24,880
-------------------------------------------------------------------------------------------------------

Net income per common unit
 Basic                                       $     1.24              --              --     $    1.16
 Diluted                                           1.23              --              --          1.15
-------------------------------------------------------------------------------------------------------

Weighted average common units
 Basic                                           21,380              --              --        21,380
 Diluted                                         21,580              --              --        21,580
-------------------------------------------------------------------------------------------------------

                               Weeks Realty, L.P.
                  Notes and Assumptions to Unaudited Pro Forma
                Condensed Consolidated Statements of Operations

a) Represents the Operating Partnership's unaudited condensed consolidated statement of operations contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 1998, and the Operating Partnership's consolidated statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1997, respectively.

b) Represents the rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Dallas Acquisition Properties included herein in Exhibit A.

c) Represents adjustment to reflect depreciation expense for acquired operating properties (see Note 1 to the combined statement of revenues and certain expenses as set forth in Exhibit A) based upon the assumed allocation of the acquisition price to land, buildings and improvement using a 35 year life for buildings and the life of the lease for tenant improvements for the periods indicated. The average depreciable cost of acquired operating properties was approximately $31,109,000 for the year ended December 31, 1997 and approximately $36,100,000 for the three months ended March 31, 1998.

d) Represents increased interest expense relating to increased borrowings under the Operating Partnership's revolving credit facility that were used to acquire the Dallas Acquisition Properties. Interest expense reflects interest costs of $869,000 and $3,062,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, on weighted average borrowings relating to acquired operating properties and undeveloped land averaging approximately $49,632,000 and $43,749,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, at a weighted average interest rate of 7%. Interest expense on development and lease-up properties was assumed to be capitalized during the periods presented.

                               Weeks Realty, L.P.
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1998
                                  (Unaudited)

The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition of the Dallas Acquisition Properties for a total acquisition price of approximately $88,469,000 had occurred as of March 31, 1998. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position of the Operating Partnership.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations of the Operating Partnership included herein, the consolidated financial statements and accompanying notes thereto of the Operating Partnership included in its Annual Report on Form 10-K for the year ended December 31, 1997, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Operating Partnership included in its March 31, 1998 Quarterly Report on Form 10-Q.

                               Weeks Realty, L.P.
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1998
                                  (Unaudited)
                                 (in thousands)

--------------------------------------------------------------------------------
                                      Company         Pro Forma
                                   Historical/(a)/  Adjustments/(b)/ Pro Forma
--------------------------------------------------------------------------------
Assets
Real Estate Assets
 Land                               $   136,294     $   6,814/(b)/ $   143,108
 Building and improvements              804,093        38,610/(b)/     842,703
 Accumulated depreciation               (69,077)           --          (69,077)
--------------------------------------------------------------------------------
   Operating real estate assets         871,310        45,424          916,734
 Development in progress                126,925        35,895/(b)/     162,820
 Land held for future development        29,945         7,150/(b)/      37,095
--------------------------------------------------------------------------------
   Net real estate assets             1,028,180        88,469        1,116,649
 Cash and cash equivalents                  481            --              481
 Receivables                              9,132            --            9,132
 Deferred costs, net                     19,895            --           19,895
 Investments in and notes receivable
   from unconsolidated subsidiaries      28,262            --           28,262
 Investments in unconsolidated real
   estate entities                        2,656            --            2,656
 Other assets                            18,096            --           18,096
--------------------------------------------------------------------------------
Total assets                        $ 1,106,702     $  88,469      $ 1,195,171
================================================================================
Liabilities and Partners' Capital
Debt
 Mortgage notes payable             $   268,794     $      --      $   268,794
 Unsecured notes                        100,000            --          100,000
 Credit facility borrowings              67,945        88,469/(b)/     156,414
--------------------------------------------------------------------------------
  Total debt                            436,739        88,469          525,208
--------------------------------------------------------------------------------
Accounts payable and accrued
 expenses                                22,250            --           22,250
Other liabilities                         7,372            --            7,372
--------------------------------------------------------------------------------
Total liabilities                       466,361        88,469          554,830
--------------------------------------------------------------------------------
Other limited partners' capital
 interest                               217,594            --          217,594
--------------------------------------------------------------------------------
Partners' capital:
 Preferred units                        150,000            --          150,000
 Common units                           272,747            --          272,747
--------------------------------------------------------------------------------
  Total partners' capital               422,747            --          422,747
--------------------------------------------------------------------------------
Total liabilities
  and partners' capital             $ 1,106,702     $  88,469      $ 1,195,171
================================================================================

                               Weeks Realty, L.P.
                  Notes and Assumptions to Unaudited Pro Forma
                      Condensed Consolidated Balance Sheet

a) Represents the Operating Partnership's condensed consolidated balance sheet contained in the Operating Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

b) Represents the aggregate acquisition consideration, including closing costs and acquisition expenses, of approximately $88,469,000 for the Dallas Acquisition Properties (including the estimated cost of properties to be acquired September 30, 1998). The acquisition consideration has been allocated to acquired operating properties, development properties and land held for development based upon the price allocated to each property. Such allocations are detailed below (in thousands):

            Land                              $ 6,814
            Building and improvements          38,610
                                              -------
              Operating real estate assets     45,424
            Developments in progress           35,895
            Land held for development           7,150
                                              -------
                                              $88,469
                                              -------

    The Operating Partnership expects that the aggregate acquisition consideration will consist entirely of cash totaling $88,469,000 which will be funded through borrowings under the Operating Partnership's revolving credit facility.